Exhibit 5.1

DLA Piper LLP (US)
51 John F. Kennedy Parkway, Suite 120
Short Hills, New Jersey 07078
www.dlapiper.com

T: 973-520-2550
F: 973-520-2551

Attorney Responsible for Short Hills Office:

Andrew P. Gilbert

August 4, 2020

Liquidia Corporation

419 Davis Drive, Suite 100

Morrisville, North Carolina 27560

Re:         Liquidia Corporation Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as counsel to Liquidia Corporation, a Delaware corporation (the “Company”), and have been asked to render this opinion in connection with the Registration Statement on Form S-4 (the “Registration Statement”), including the proxy statement/prospectus contained therein at the time the Registration Statement is declared effective (the “Prospectus”), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to the proposed issuance of up to 40,897,666 shares (the “Shares”) of common stock, par value $0.001 per share, of the Company issuable to equityholders of Liquidia Technologies, Inc. (“Liquidia Technologies”) pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), by and among the Company, Liquidia Technologies, RareGen, LLC (“RareGen”), Gemini Merger Sub I, Inc., a Delaware corporation (“Liquidia Merger Sub”), Gemini Merger Sub II, LLC, a Delaware limited liability company (“RareGen Merger Sub”), PBM RG Holdings, LLC, a Delaware limited liability company, as Members’ Representative. Under the terms of the Merger Agreement, Liquidia Merger Sub, a wholly owned subsidiary of the Company, will merge with and into Liquidia Technologies (the “Liquidia Technologies Merger”), and RareGen Merger Sub, a wholly owned subsidiary of the Company, will merge with and into RareGen (the “RareGen Merger” and, together with the Liquidia Technologies Merger, the “Merger Transaction”).

In connection with this opinion letter, we have examined (i) the Registration Statement, including the Prospectus contained therein, and the exhibits thereto, (ii) the Merger Agreement, (iii) the Certificate of Incorporation of the Company, as in effect on the date hereof, (iv) the Bylaws of the Company, as in effect on the date hereof, (v) resolutions of the Company’s Board of Directors relating to the foregoing matters, and (vi) such other documents, records and other instruments as we have deemed appropriate for purposes of the opinion set forth herein.

We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified, facsimile or photostatic copies and the authenticity of the originals of all documents submitted to us as copies.

Based upon and subject to the foregoing and in reliance thereon and subject to the qualifications, assumptions and limitations stated herein, it is our opinion that when the Registration Statement becomes effective under the Act, and the Merger Transaction is consummated and becomes effective in accordance with the terms of the Merger Agreement, the Shares will be duly authorized, and when the Shares have been issued and delivered in accordance with the terms of the Merger Agreement pursuant to the Registration Statement, and upon either (i) the countersigning of the certificates representing the Shares by a duly authorized signatory of the registrar for the Shares or (ii) the book entry of the Shares by the transfer agent for the Shares, the Shares will be validly issued, fully paid and nonassessable.

Liquidia Corporation

August 4, 2020

We express no opinion as to any matter other than as expressly set forth above, and no opinion, other than the opinions given herein, may be inferred or implied herefrom. These opinions are limited to the General Corporation Law of the State of Delaware, and we express no opinion as to any other laws. The opinions expressed herein do not extend to compliance with federal and state securities laws relating to the sale of the Shares. We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us under the cation “Legal Matters” in the Prospectus included in the Registration Statement. In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the U.S. Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ DLA Piper LLP (US)